UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	000-54116	20-5344927
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 1100
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On May 31, 2012, Manhattan Bancorp (the “Company”) and its wholly-owned subsidiary, Bank of Manhattan, N.A. (“Bank of Manhattan”), entered into indemnification agreements (each, an “Indemnification Agreement”) with each of their respective directors and senior executive officers (each an “Indemnitee”). The Indemnification Agreements supersede any prior indemnification agreements in effect between each Indemnitee and the Company and/or Bank of Manhattan, as applicable. The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their services as directors and officers of the Company and/or Bank of Manhattan and the advancement of expenses under certain circumstances, in each case to the fullest extent permitted by law. The Indemnification Agreements also require the Company and Bank of Manhattan to use their reasonable best efforts to purchase and maintain one or more policies of directors’ and officers’ liability insurance to cover liabilities asserted against, or incurred by, the Indemnitees. The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full texts of the Company’s Indemnification Agreement and Bank of Manhattan’s Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01                     Completion of Acquisition or Disposition of Assets.

After the close of business on May 31, 2012, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated November 21, 2011, as amended on January 18, 2012 (the “Merger Agreement”), among Carpenter Fund Manager GP, LLC (“Fund Manager”), the Company, Bank of Manhattan, CGB Holdings, Inc. (“CGBH”) and Professional Business Bank (“PBB”), the Company completed its acquisition of PBB through the merger of PBB with and into Bank of Manhattan, with Bank of Manhattan as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, each share of PBB common stock outstanding at the effective time of the Merger was converted into the right to receive 1.7991 shares of the Company’s common stock.  Fractional shares will not be issued.  Instead, PBB shareholders will receive cash in lieu of fractional shares based on the book value per share of the Company’s common stock as of April 30, 2012.   Outstanding PBB stock options and restricted stock awards were converted into stock options with respect to shares of the Company’s common stock or shares of the Company’s common stock, respectively, with appropriate adjustments to reflect the exchange ratio.  The pre-merger outstanding shares of the Company’s common stock remained outstanding and were not affected by the Merger.

The foregoing summary of the Merger and the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.  The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, Bank of Manhattan, PBB, CGBH, Fund Manager or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Bank of Manhattan, PBB, CGBH, Fund Manager or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01                     Changes in Control of Registrant

Immediately prior to the Merger, Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (collectively, the “Funds”), collectively owned 1,725,000 shares of the Company’s common stock, or 43.2% of the issued and outstanding shares of the Company, and 4,136,667 shares of PBB’s common stock, or 90.2% of the issued and outstanding shares of PBB.

Upon the closing of the Merger, the 4,136,667 shares of PBB common stock owned by the Funds were converted into the right to receive an aggregate of 7,442,277 shares of the Company’s common stock.  Upon the issuance by the Company of shares of common stock to the shareholders of PBB in accordance with the terms and conditions of the Merger Agreement, it is currently expected that the Funds will collectively own approximately 74.8% of the issued and outstanding shares of the Company’s common stock.

Pursuant to that certain Stock Purchase Agreement dated as of May 14, 2008 by and between the Company and Fund Manager, Fund Manager has the right to appoint one representative to the Company’s Board of Directors for so long as it beneficially owns at least 10% of the issued and outstanding shares of the Company.

The information set forth in Items 2.01 and 5.02 hereof is incorporated by reference into this Item 5.01.

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2012, Patrick E. Greene, Christopher J. Growney and Larry S. Murphy each notified the Company and Bank of Manhattan that he will resign as a member of the Board of Directors of the Company (the “Company Board”) and the Board of Directors of Bank of Manhattan (the “Bank Board”), effective upon the consummation of the Merger.  The resignations of Messrs. Greene, Growney and Murphy as members of the Company Board and the Bank Board were in connection with the Merger and did not result from any disagreement with the Company Board or the Bank Board concerning any matter relating to the Company’s or Bank of Manhattan’s operations, policies or practices, as applicable.

On May 31, 2012, pursuant to the Merger Agreement and the previous designation by the Board of Directors of PBB, the Company Board and the Bank Board both appointed James B. Jones, Marshall V. Laitsch, Louis P. Smaldino and Michael A. Zoeller, each of whom previously served on the Board of Directors of PBB, to serve on their respective Boards of Directors until their successors are duly elected and qualified or otherwise duly selected.  Messrs. Jones, Laitsch, Smaldino and Zoeller will be entitled to receive the same compensation paid to the non-employee directors of the Company, which currently consists of a fee equal to $1,000 per Company Board meeting, an annual fee of $1,000 for participation on a committee of the Company Board in a non-chair capacity, an annual fee of $5,000 for participation on a committee of the Company Board as a chairman, and an annual fee of $25,000 for serving on the Board of Directors of Manhattan Capital Markets, LLC.  In addition, periodically, the Company grants stock options to each non-employee director based upon the value of the service rendered and the frequency of the committee meeting.  Mr. Jones will serve on the Audit &Risk Committee, Compensation, Corporate Governance & HR Committee, Asset/Liability Committee (Chair), and Residential Oversight Committee; Mr. Laitsch will serve on the Credit Committee, Audit &Risk Committee (Chair), and Residential Oversight Committee; Mr. Smaldino will serve on the Credit Committee and Audit & Risk Committee; and Mr. Zoeller will serve on the Audit & Risk Committee, Compensation, Corporate Governance & HR Committee, and Asset/Liability Committee.

In addition, on May 31, 2012, the Company Board and the Bank Board resolved to appoint Terry L. Robinson, the current President and Chief Executive Officer of the Company and Bank of Manhattan, to serve as the Chief Executive Officer of the Company and Bank of Manhattan, and John Nerland, who served as President and Chief Banking Officer of PBB until the Merger, to serve as President and Chief Operating Officer of the Company and Bank of Manhattan.

Mr. Nerland, 47, has more than 26 years of experience in lending and business banking. Mr. Nerland joined Professional Business Bank as its President and Chief Banking Officer in May 2011. Previously, from August 2007 to December 2010, he served as President and Chief Executive Officer for California Oaks State Bank, Thousand Oaks, California, until the sale of that bank in December 2010. Mr. Nerland was President and CEO of Solano Bank, Vacaville, California and Senior Executive Vice President and Chief Credit Officer of The Vintage Bank in Napa Valley, California. Both Solano Bank and The Vintage Bank were owned by North Bay Bancorp where he was an Executive Vice President from 2002-2007. Mr. Nerland also held various positions for Civic Bank of Commerce from 1999 to 2002 including Region Manager and various positions with WestAmerica Bank from 1986 to 1999, including Regional Vice President of WestAmerica’s San Rafael Region. Mr. Nerland received his B.S. in finance from Arizona State University and an M.B.A. from San Francisco State University.

Mr. Robinson will continue to serve under his present employment terms and at the discretion of the Company Board and the Bank Board.  It is currently expected that Mr. Nerland will enter into an employment agreement with the Company and Bank of Manhattan providing for an annual base salary of $237,000, bonuses to be paid at the discretion of the Company Board, and benefits consistent with those currently provided to other executive officers of the Company.  It is also currently expected that the employment agreement will provide that, in the event the employment of Mr. Nerland is terminated without cause by the Company and/or Bank of Manhattan or by Mr. Nerland for good reason (each, as defined in the employment agreement), Mr. Nerland will be entitled to receive his base salary through the date of termination, any accrued but unused vacation pay as of the date of termination, any incurred but unreimbursed business expenses and separation pay equal to twelve months of his then current annual base salary.

The other senior executive officers of the Company and Bank of Manhattan will continue to serve in their present positions with the Company and Bank of Manhattan following the Merger.  Each of these individuals will serve under his or her present employment terms and at the discretion of the Company Board and the Bank Board, as the case may be.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01                     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(a)(4) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(b)(2) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization, dated November 21, 2011, as amended on January 18, 2012, among Carpenter Fund Manager GP, LLC, Manhattan Bancorp, Bank of Manhattan, N.A., CGB Holdings, Inc. and Professional Business Bank (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 23, 2011 and Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 20, 2012).

10.1	Form of Indemnification Agreement by and between Manhattan Bancorp and its directors and certain officers.

10.2	Form of Indemnification Agreement by and between Bank of Manhattan, N.A. and its directors and certain officers.

99.1	Press release of Manhattan Bancorp dated June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012	MANHATTAN BANCORP
(Registrant)

	By:	/s/ BRIAN E. CÔTÉ
Brian E. Côté
Executive Vice President and Chief Financial Officer